                                                                EXHIBIT 99

REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Trustees of Meditrust:

         We have audited the accompanying consolidated balance sheets of Meditrust as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Meditrust at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



                                                    /s/ Coopers & Lybrand L.L.P.



Boston, Massachusetts
January 29, 1996

                          CONSOLIDATED BALANCE SHEETS


                                                     December 31,
                                                -----------------------
                                                  1995            1994
                                                --------        -------
                                                    (In thousands)

                                 ASSETS

Real estate investments (Notes 1, 3, 4 and 7):
  Land........................................  $   47,993      $   42,060
  Buildings and improvements, net of
    accumulated depreciation of $77,204
    and $65,918, respectively.................     621,182         518,428
  Real estate mortgages ......................   1,108,623         923,741
                                                ----------      ----------
    Total real estate investments.............   1,777,798       1,484,229
Other assets, net.............................      49,400          54,246
Fees, interest and other receivables..........      20,406          16,718
Cash and cash equivalents.....................      44,248          39,937
                                                ----------      ----------
    Total assets..............................  $1,891,852      $1,595,130
                                                ==========      ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Indebtedness (Notes 6 and 12):
  Notes payable, net..........................  $  300,813      $        -
  Convertible debentures, net.................     295,209         231,277
  Bank notes payable, net.....................     113,709         168,645
  Bonds and mortgages payable, net............      52,560          59,264
  Senior unsecured notes, net.................           -         285,360
  Senior mortgage notes, net..................           -          21,206
                                                ----------      ----------
    Total indebtedness........................     762,291         765,752
Deferred income...............................       9,222          12,559
Accrued expenses and other liabilities........      58,584          46,672
                                                ----------      ----------
    Total liabilities.........................     830,097         824,983
                                                ----------      ----------
Commitments and contingencies (Notes 3,
 8 and 9)
Shareholders' equity (Notes 5, 6, 10 and 12):
  Shares of beneficial interest without
   par value:
    Unlimited shares authorized; 51,177
    and 39,619 shares issued and
    outstanding in 1995 and 1994,
    respectively                                 1,192,612         860,071
  Distributions in excess of net income           (130,857)        (89,924)
                                                ----------      ----------
  Total shareholders' equity..................   1,061,755         770,147
                                                ----------      ----------

    Total liabilities and shareholders' equity   1,891,852      $1,595,130
                                                ==========      ==========

 The accompanying notes are an integral part of these financial statements.

                       CONSOLIDATED STATEMENTS OF INCOME


                                           For The Year Ended December 31,
                                        ------------------------------------
                                          1995            1994            1993

                                         (In thousands except per Share data)
Revenues:
        Rental income.................  $ 85,616        $ 82,063        $ 80,004
        Interest income...............   123,753          90,930          70,371
                                        --------        --------        --------
            Total revenues............   209,369         172,993         150,375
                                        --------        --------        --------
Expenses:
        Interest......................    64,163          67,479          62,193
        Depreciation and amortization.    18,176          17,171          16,277
        General and administrative....     7,058           7,883           8,269
                                        --------        --------        --------
            Total expenses............    89,397          92,533          86,739
                                        --------        --------        --------
Net income before extraordinary item..  $119,972        $ 80,460        $ 63,636
Extraordinary item:
   Loss on prepayment of debt
    (Note 6) .........................    33,454               -               -
                                        --------        --------        --------
Net income............................  $ 86,518        $ 80,460        $ 63,636
                                        ========        ========        ========
Per Share:

Net income before extraordinary item..  $   2.52        $   2.28        $   2.03

Extraordinary item:
     Loss on prepayment of debt.......      0.70               -               -
                                        --------        --------        --------
Net income............................  $   1.82        $   2.28        $   2.03
                                        ========        ========        ========

Weighted average Shares outstanding...    47,563          35,314          31,310
                                        ========        ========        ========

  The accompanying notes are an integral part of these financial statements.
                                     -3-

          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                 Shares          Amount
                                                                --------        --------
(In thousands except per Share data)

Balance, December 31, 1992. . . . . . . . . . . . . . . . . .     26,767        $  431,483

Proceeds from issuance of shares of beneficial
   interest, net of offering costs of $5,135. . . . . . . . .      3,277            95,239
Issuance of shares of beneficial interest associated with:
   Conversion of debentures, net of unamortized issue
          costs of $2,414 . . . . . . . . . . . . . . . . . .      2,508            67,263
   Exercise of warrants . . . . . . . . . . . . . . . . . . .        182             3,646
   Employee compensation and stock options. . . . . . . . . .        102             2,851
Distributions paid ($2.54 per Share). . . . . . . . . . . . .          -           (78,323)
Net income for the year ended December 31, 1993 . . . . . . .          -            63,636
                                                                  ------        ----------
Balance, December 31, 1993. . . . . . . . . . . . . . . . . .     32,836           585,795

Proceeds from issuance of shares of beneficial
   interest, net of offering costs of $8,371. . . . . . . . .      4,500           130,566
Issuance of shares of beneficial interest associated with:
   Conversion of debentures, net of unamortized issue
         costs of $1,632. . . . . . . . . . . . . . . . . . .      2,037            57,370
   Exercise of warrants . . . . . . . . . . . . . . . . . . .        122             2,431
   Employee compensation and stock options. . . . . . . . . .        124             3,485
Distributions paid ($2.62 per Share). . . . . . . . . . . . .          -           (89,960)
Net income for the year ended December 31, 1994 . . . . . . .          -            80,460
                                                                  ------        ----------
Balance, December 31, 1994. . . . . . . . . . . . . . . . . .     39,619           770,147

Proceeds from issuance of shares of beneficial
   interest, net of offering costs of $16,703. . . . . . . . .    10,250           294,953
Issuance of shares of beneficial interest associated with:
   Conversion of debentures, net of unamortized issue
         costs of $628. . . . . . . . . . . . . . . . . . . .      1,067            30,670
Employee compensation and stock options . . . . . . . . . . .        241             6,918
Distributions paid ($2.70 per Share). . . . . . . . . . . . .          -          (127,451)
Net income for the year ended December 31, 1995 . . . . . . .          -            86,518
                                                                  ------        ----------
Balance, December 31, 1995. . . . . . . . . . . . . . . . . . .   51,177        $1,061,755
                                                                  ======        ==========


                            The accompanying notes are an integral part of these financial statements.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                      For The Year Ended December 31,
                                                                  ------------------------------------------
                                                                     1995            1994              1993
                                                                  --------        --------          --------
                                                                                (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income . . . . . . . . . . . . . . . . . . . . .      $ 86,518        $ 80,460          $ 63,636
         Loss on prepayment of debt . . . . . . . . . . . . .        33,454               -                 -
         Depreciation of real estate. . . . . . . . . . . . .        16,582          15,209            14,548
         Goodwill amortization. . . . . . . . . . . . . . . .         1,557           1,557             1,557
         Shares issued for compensation . . . . . . . . . . .           959             863               826
         Other depreciation, amortization and
            provision for losses (Note 4) . . . . . . . . . .         2,764           6,916            12,317
         Gain on sale of real estate and mortgage
            prepayments, net (Note 4) . . . . . . . . . . . .             -          (3,726)           (8,005)
         Other items, net . . . . . . . . . . . . . . . . . .          (284)           (766)              (48)
                                                                   --------        --------          --------
CASH FLOWS FROM OPERATING ACTIVITIES
  AVAILABLE FOR DISTRIBUTION. . . . . . . . . . . . . . . . .       141,550         100,513            84,831
         Net change in other assets and liabilities (Note 2).         8,447             306            (5,540)
                                                                   --------        --------          --------
         Net cash provided by operating activities  . . . . .       149,997         100,819            79,291
                                                                   --------        --------          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
         Proceeds from equity offerings . . . . . . . . . . .       311,656         138,937           100,374
         Proceeds from debt issuance. . . . . . . . . . . . .       835,700         460,004           278,370
         Repayment of bank notes payable. . . . . . . . . . .      (492,200)       (270,595)         (130,000)
         Repayment of senior unsecured and
           mortgage notes payable . . . . . . . . . . . . . .      (309,300)        (23,300)          (43,800)
         Debt prepayment charges. . . . . . . . . . . . . . .       (31,228)              -                 -
         Equity offering and debt issuance costs. . . . . . .       (21,962)        (11,484)          (10,618)
         Principal payments on bonds and mortgages payable. .        (6,727)           (847)             (868)
         Distributions to shareholders. . . . . . . . . . . .      (127,451)        (89,960)          (78,323)
         Proceeds from warrant conversions and stock options.         5,961           5,053             5,671
                                                                   --------        --------          --------
           Net cash provided by financing activities. . . . .       164,449         207,808           120,806
                                                                   --------        --------          --------

   The accompanying notes are an integral part of these financial statements.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                        For The Year Ended December 31,
                                                                    ---------------------------------------
                                                                      1995           1994            1993
                                                                    --------       --------        --------
                                                                                 (In thousands)
CASH FLOWS FROM INVESTING ACTIVITIES:
         Acquisition of real estate. . . . . . . . . . . . . . .     $(94,187)     $(20,210)     $(18,272)
         Investment in real estate mortgages and
            development funding. . . . . . . . . . . . . . . . .     (259,162)     (291,027)     (210,295)
         Prepayment proceeds and principal payments
            on real estate mortgages . . . . . . . . . . . . . .       49,847        23,470        42,045
         Proceeds from sale of real estate                              7,800         4,000         5,194
         Working capital advances and acquisition of
           receivables. . . . . . . . . . .  . . . . . . . . . .      (45,026)      (44,297)      (47,153)
         Collection of receivables and repayment of working
            capital advances . . . . . . . . . . . . . . . . . .       30,593        43,068        19,832
                                                                     --------      --------      --------
           Net cash used in investing activities                     (310,135)     (284,996)     (208,649)
                                                                     --------      --------      --------
           Net increase (decrease) in cash and
                cash equivalents . . . . . . . . . . . . . . . .        4,311        23,631        (8,552)
         Cash and cash equivalents at:
           Beginning of year . . . . . . . . . . . . . . . . . .       39,937        16,306        24,858
                                                                     --------      --------      --------
           End of year . . . . . . . . . . . . . . . . . . . . .     $ 44,248      $ 39,937      $ 16,306
                                                                     ========      ========      ========

Supplemental disclosure of cash flow information:
Interest paid during the period . . . . . . . . . . . . . . . .      $ 55,544      $ 63,323      $ 59,746
Non-cash investing and financing transactions:
         Acquisition and lease of real estate (Notes
           3 and 4):
           Value of real estate (sold) acquired:
            Land and buildings. . . . . . . . . . . . . . . . .       (34,386)      (94,000)      106,566
            Accumulated depreciation. . . . . . . . . . . . . .         3,486        22,463             -
           Increase (reduction) of real estate
            mortgages net of participation reduction. . . . . .        37,872        85,000       (88,493)
           Issuance of demand note payable
            related to participation reduction. . . . . . . . .             -             -       (18,073)
         Value of Shares issued for conversion of debentures. .        31,298        59,002        69,677


   The accompanying notes are an integral part of these financial statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       ACCOUNTING POLICIES

         Meditrust (the "Company"), a real estate investment trust, invests primarily in health care facilities, including nursing homes, assisted living facilities, medical office buildings, rehabilitation hospitals and other health care related facilities. These facilities are located throughout the United States and are operated by regional and national health care providers. The Company's more significant accounting policies follow:

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and its majority-owned partnerships after the elimination of all significant intercompany accounts and transactions.

REAL ESTATE INVESTMENTS

         Land, buildings and improvements are stated at cost. Depreciation is provided for on a straight-line basis over 40 years, the expected useful lives of the buildings and major improvements. Financial statements prepared in conformity with generally accepted accounting principles require management to make estimates and assumptions affecting reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates. The Company provides reserves for potential losses based upon management's periodic review of its assets and classifies these reserves as appropriate reductions to the related assets or includes such reserves in accrued expenses and other liabilities.

CAPITALIZATION OF CONSTRUCTION PERIOD INTEREST

         The Company capitalizes interest costs associated with funds used to finance the construction of facilities. The amount capitalized is based upon the borrowings outstanding during the construction period using the rate of interest which approximates the Company's cost of financing.

CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consist of certificates of deposit and other investments with less than 90-day maturities at the time of purchase and are stated at cost which approximates fair market value.

OTHER ASSETS

         Other assets include cash restricted for specified disbursement in accordance with certain facility acquisitions and mortgage financings and the corresponding liabilities are reflected in accrued expenses and other liabilities. Other assets also include facilities' operating receivables, working capital advances and goodwill associated with the acquisition of the Company's previous investment advisor which is being amortized on a straight-line basis over a ten-year period.

DEBT ISSUANCE COSTS

         Debt issuance costs have been deferred and are being amortized using primarily the effective interest method over the term of the related borrowings.

REVENUE RECOGNITION

         Rental income from operating leases is recognized as earned over the life of the lease agreements. Interest income on real estate mortgages is recognized on the accrual basis. Deferred income consists principally of fees which are being amortized over the term of the lease, the mortgage or the construction period related to such facilities.

NET INCOME PER SHARE

         Net income per share of beneficial interest ("Shares") is computed using the weighted average number of Shares outstanding during the year of computation. The effect of common stock equivalents is immaterial.

INCOME TAXES

         The Company has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and believes it has met all the requirements for qualification as such. Accordingly, the Company will not be subject to federal income taxes on amounts distributed to shareholders, provided it distributes annually at least 95% of its real estate investment trust taxable income and meets certain other requirements for qualifying as a real estate investment trust. Therefore, no provision for federal income taxes is believed necessary in the financial statements.

RECLASSIFICATIONS

         Certain reclassifications have been made in the prior years' consolidated financial statements to conform with the current year's presentation.

2.       SUPPLEMENTAL CASH FLOW INFORMATION

         Details of net change in other assets and liabilities (excluding noncash items, deferred income recognized in excess of cash received and changes in restricted cash and related liabilities) follow:


                                                                      For The Year Ended December 31,
                                                                  ---------------------------------------
                                                                    1995           1994            1993
                                                                  -------         -------         -------
                                                                                (In thousands)

Increase in fees, interest and other receivables. . . . . . .      $(3,360)       $(4,392)        $(1,705)
Increase in other assets . . . . . . . . . . . . . . . . . .        (3,838)          (434)         (1,630)
(Decrease) increase in deferred income. . . . . . . . . . . .        4,331           (176)              2
Increase (decrease) in accrued expenses . . . . . . . . . . .
   and other liabilities. . . . . . . . . . . . . . . . . . .       11,314          5,308          (2,207)
                                                                   -------        -------         -------
                                                                   $ 8,447        $   306         $(5,540)
                                                                   =======        =======         =======


3.       REAL ESTATE INVESTMENTS

         During 1995, the Company provided permanent mortgage financing of $100,376,000 for six long-term care facilities located in Arizona, Massachusetts, Michigan, Tennessee and Washington, three medical office buildings in Florida and Tennessee, one assisted living facility in Michigan, two retirement living centers located in Nevada and Utah, two alcohol and substance abuse facilities and one psychiatric facility located in New York. The New York facilities were previously financed for $72,397,000 with a previous borrower. The previous borrower prepaid this loan with the proceeds from the sale to the Company of four long-term care facilities in Maryland, Massachusetts and New Jersey and one rehabilitation hospital in New Jersey.

         The Company also provided $51,840,000 in additional permanent mortgage financing secured by 18 long-term care facilities located in Kansas, Kentucky, Massachusetts, Missouri, Nevada, Pennsylvania, Tennessee, Texas, Washington and Wyoming, and two retirement facilities located in Nebraska and Wyoming. In addition, the Company provided development financing of $106,946,000 for ten long-term care facilities, eleven medical office buildings and one assisted living facility. During the year ended December 31, 1995 the Company received annual principal payments on real estate mortgages of $6,615,000 and received $43,232,000 in mortgage prepayments for seven long-term care facilities and one rehabilitation facility.

         During 1995, the Company acquired for $88,700,000 an acute care hospital campus located in Arizona, and five long-term care facilities located in Ohio and West Virginia. The Company also provided $2,487,000 for additions to three facilities, and $3,000,000 for land at one facility that are currently owned by the Company. In addition, the Company received proceeds of $7,800,000 from the sale of a long-term care facility in Illinois.

         From time to time, the Company enters into transactions with related parties. As of December 31, 1995, the Company had total commitments of $160,383,000 of which $83,348,000 was funded, to entities in which the Company's Chairman and Chief Executive Officer owned or was expected to own a controlling equity interest. During 1995, the Company recognized interest income of $2,593,000 from investments with these entities. The Company expects, from time to time, to enter into additional transactions with related parties in the future. All of the terms and conditions of such transactions are subject to approval by the independent Trustees of the Company.

         Minority interest in partnerships relating to the Company's investments in seven rehabilitation facilities is $2,204,000 and $2,562,000 as of December 31, 1995 and 1994 and is included in accrued expenses and other liabilities in the consolidated financial statements. The Company has a 94% equity interest in these partnerships.

         At December 31, 1995, the Company was committed to providing additional financing of approximately $102,701,000 relating to six long-term care facilities, ten medical office buildings, and one assisted living facility currently under construction and additions to permanent mortgages secured by five long-term care facilities. As of December 31, 1995, 42% of the Company's gross real estate portfolio was invested with two operators. Each operator represents 21% of the Company's portfolio.

4.       MERGER BETWEEN SUN HEALTHCARE AND MEDIPLEX

    In June 1994, Sun Healthcare Group, Inc. ("Sun") merged with The Mediplex Group, Inc. ("Mediplex"). The merged entities comprise approximately 21% of the Company's portfolio of gross real estate investments as of December 31, 1995. A condition of the Company's consent to this merger was the extension of all existing Mediplex lease and mortgage terms to between 2004 and 2008 and the addition of annual rate escalators.

    In connection with this transaction, the Company (a) terminated its leases with Mediplex on three properties (two alcohol and substance abuse treatment facilities and one psychiatric hospital located in New York) with a net book value of $101,537,000 and replaced these leases with mortgages from Sun totaling $74,000,000, (b) loaned $11,000,000 to Sun which was collateralized by a mortgage on a rehabilitation facility located in Colorado and (c) entered into sale/leaseback transactions with Sun totaling $30,000,000 for two rehabilitation facilities located in Kentucky and Massachusetts and for a long-term care facility located in Connecticut. This transaction resulted in a deferred gain of $13,463,000 at December 31, 1994. During 1995, these facilities were sold by Sun, and the Company recognized the previously deferred gain. This gain was offset by an addition to the valuation allowance for approximately the same amount. During 1995, approximately $17,733,000 of receivables purchased by the Company were charged off against the valuation allowance. At December 31, 1995 the valuation allowance aggregated $13,947,000.

5.       SHARES OF BENEFICIAL INTEREST

         Distributions paid to shareholders are determined by the Company's Board of Trustees based on an analysis of cash flows from operating activities. Cash flows from operating activities available for distribution differ from net income primarily due to the extraordinary loss on prepayment of debt; and depreciation and amortization expense, a noncash item. Distributions in excess of net income as reflected on the Company's consolidated balance sheets are primarily a result of an accumulation of this difference. All Shares participate equally in distributions and in net assets available for distribution to shareholders on liquidation or termination of the Company.
The Trustees of the Company have the authority to effect certain Share redemptions or prohibit the transfer of Shares under certain circumstances.

         Total distributions to shareholders during the years ended December 31, 1995, 1994 and 1993 included a return of capital per Share of $.8292, $.3306, and $.3797, respectively. The 1995 and 1993 distribution also includes long-term capital gain distributions of $.2851 and $.1351 per Share, respectively.

6.       INDEBTEDNESS

Indebtedness of the Company at December 31, 1995 and 1994 is as follows:

                                                                    1995            1994
                                                                  --------        --------
                                                                      (In thousands)
Notes payable, net:
 Principal payments of $125,000,000 due in July 2000,
   and $80,000,000 due in July 2001, interest ranging from
   7.375% to 7.6% . . . . . . . . . . . . . . . . . . . . . .     $203,115        $      -
 Principal payments of $98,500,000 due from August 1999
   to August 2015, bearing interest at rates between 7.25%
   and 8.625% . . . . . . . . . . . . . . . . . . . . . . . .       97,698               -
                                                                  --------        --------
                                                                   300,813               -
                                                                  --------        --------
 Convertible debentures, net:
   9% interest, convertible at $27.00 per Share, due
    January 2002. . . . . . . . . . . . . . . . . . . . . . .        8,188          18,158
   7% interest, convertible at $30.625 per Share, due
    March 1998  . . . . . . . . . . . . . . . . . . . . . . .       20,379          40,789
   6 7/8% interest, convertible at $37.125 per Share, due
    November 1998 . . . . . . . . . . . . . . . . . . . . . .       84,935          84,471
   7 1/2% interest, convertible at $36.18 per Share, due
    March 2001. . . . . . . . . . . . . . . . . . . . . . . .       88,356          87,859
   8.54% interest, convertible at $32.625 per Share, due
    July 2000 . . . . . . . . . . . . . . . . . . . . . . . .       42,582               -
   8.56% interest, convertible at $32.625 per Share due
    July 2002 . . . . . . . . . . . . . . . . . . . . . . . .       50,769               -
                                                                  --------        --------
                                                                   295,209         231,277
                                                                  --------        --------
Bank notes payable, net:
         Revolving credit agreement expiring June 30, 1997. .      113,709         168,645
                                                                  --------        --------


                                                                                     1995            1994
                                                                                    ------         -------
                                                                                       (In thousands)
Bonds and mortgages payable, net:
         Mortgage notes, interest ranging from 3.8% to 12.2%,
          monthly principal and interest payments ranging from
          $36,000 to $78,000 and maturing from January 1998
          through March 2001, collateralized by eight facilities . . .              49,085            55,739
         Manatee County, Florida Industrial Revenue Bonds, Series
          1983, serial payments ranging from $45,000 to $90,000 due
          in 1995 through 2000 and $345,000 due in December 2003
          and $2,770,000 due in December 2013, interest ranging from
          12.0% to 13.5%, collateralized by one facility . . . . . . .               3,475             3,525
                                                                                    ------          --------
                                                                                    52,560            59,264
                                                                                    ------          --------
Senior unsecured notes, net:
         Principal payments of $20,000,000 and $16,000,000
          with interest ranging from 10.00% to 10.57%; repaid
          in July and August 1995. . . . . . . . . . . . . . . . . . .                   -            99,711
         Principal payments of $20,000,000 with interest at 10.22%;
          repaid in July and August 1995 . . . . . . . . . . . . . . .                   -            99,145
         Principal payments of $12,500,000 with interest at 10.86%;
          repaid in July and August 1995 . . . . . . . . . . . . . . .                   -            86,504
                                                                                  --------          --------
                                                                                         -           285,360
                                                                                  --------          --------
Senior mortgage notes, net:
         Principal payments of $10,800,000 and $200,000 with interest
          at 10.75%; repaid in July and August 1995. . . . . . . . . .                   -            21,206
                                                                                  --------          --------
Total indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .            $762,291          $765,752
                                                                                  ========          ========

Convertible Debentures

         The 9% convertible debentures issued in April 1992 are subject to redemption by the Company on or after April 23, 1995 at 100% of the principal amount plus accrued interest. During the year ended December 31, 1995, $10,287,000 of debentures were converted into 380,977 Shares. During the year ended December 31, 1994, $25,210,000 of debentures were converted into 933,684 Shares.

         The 7% debentures issued in February 1993 are subject to redemption by the Company on or after March 1, 1996 at 100% of the principal amount plus accrued interest. During the year ended December 31, 1995, $21,011,000 of debentures were converted into 686,062 Shares. During the year ended December 31, 1994, $33,792,000 of debentures were converted into 1,103,404 Shares.

         The 6 7/8% debentures issued in November 1993, the 7 1/2 % debentures issued in March 1994, and the 8.54% and 8.56% debentures issued in July 1995 are subject to redemption by the Company at 100% of the principal amount plus accrued interest to the extent necessary to preserve the Company's status as a real estate investment trust.

Bank Notes Payable

         The Company has unsecured revolving lines of credit expiring June 30, 1997 in the amount of $205,000,000 bearing interest at the lender's prime rate (8.5%) or LIBOR plus 1.00% (6.6875%) at December 31, 1995.

Bonds and Mortgages Payable

         The notes payable, convertible debentures, bank notes payable, bonds and mortgages payable, senior unsecured notes and senior mortgage notes are presented net of unamortized debt issuance costs of $8,174,000 and $8,537,000 at December 31, 1995 and 1994, respectively. Amortization expense associated with the debt issuance costs amounted to $4,994,000, $3,028,000 and $2,961,000 for the years ended December 31, 1995, 1994 and 1993, respectively, and is reflected in interest expense.

         All debt instruments contain certain covenants, the most restrictive of which limits the ratio of total liabilities to consolidated tangible shareholders' equity.

         The aggregate maturities of notes payable, convertible debentures, and bonds and mortgages payable, excluding the bank notes payable, for the five years subsequent to December 31, 1995, are as follows:


         1996......................      $    818,000
         1997......................           967,000
         1998......................       122,432,000
         1999......................        31,912,000
         2000......................       174,046,000

7.       FAIR VALUE OF FINANCIAL INSTRUMENTS

         Fair value estimates are subjective in nature and are dependent on a number of significant assumptions associated with each financial instrument or group of financial instruments. Because of a variety of permitted calculations and assumptions regarding estimates of future cash flows, risks, discount rates and relevant comparable market information, reasonable comparisons of the Company's fair value information with other companies cannot necessarily be made.

         The following methods and assumptions were used to estimate the fair value of financial instruments for which it is practicable to estimate that value:

Real Estate Mortgages

         The fair value of real estate mortgages have been estimated by discounting future cash flows using current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. As of December 31, 1995, the fair value of real estate mortgages amounted to approximately $1,114,000,000.

         The quoted market price for the Company's publicly traded convertible debentures and rates currently available to the Company for debt with similar terms and remaining maturities were used to estimate fair value of existing debt. As of December 31, 1995, the fair value of the Company's indebtedness amounted to approximately $774,000,000.

8.       LEASE COMMITMENTS

         The Company's land and facilities are generally leased pursuant to noncancelable, fixed-term operating leases expiring from 1996 to 2008. The leases also generally provide multiple, five-year renewal options and the option to purchase the facilities at fair market value at the end of the initial term of the lease or at various times during the lease.

         The lessees are required to pay aggregate base rent during the lease term and applicable debt service payments as well as percentage, supplemental and additional rent (as defined in the lease agreements). For the years ended December 31, 1995, 1994 and 1993, additional rent from the leases and additional interest from the mortgages amounted to $9,106,000, $8,156,000 and $8,657,000 respectively. In addition, the lessees pay all taxes, insurance, maintenance and other operating costs of the land and facilities.

         Future minimum lease payments, including debt service payments (as defined in the lease agreements) which are based on interest rates in effect at December 31, 1995, expected to be received by the Company during the initial term of the leases for the years subsequent to December 31, 1995, are as follows:


                  1996                       $ 80,207,000
                  1997                         79,493,000
                  1998                         72,651,000
                  1999                         63,665,000
                  2000                         58,754,000
                  Thereafter                  288,906,000

9.       LEGAL PROCEEDINGS

         In December 1993, the Chapter 11 Trustee of Towers Financial Corporation commenced an action in the Suffolk County Superior Court for the Commonwealth of Massachusetts against one of the Company's lessees and in January, 1994 two subsidiaries of the Company were named as additional defendants. The plaintiff alleges that it holds a prior security interest in the accounts receivable of seven health care facilities, one of which is owned by the Company. The plaintiff demands payment of all such receivables including those collected by the Company in an amount up to $17,000,000. The Company is vigorously defending this action. It has filed an answer and counterclaim denying any liability to the plaintiff and asserting that the plaintiff does not have a valid prior security interest in any assets of the Company or its borrowers. The trial on this matter has commenced and is ongoing. The Company is a party to a number of other claims and lawsuits arising out of the normal course of business; the Company believes that none of these claims or pending lawsuits, either individually or in the aggregate, will have a material adverse affect on the Company's business or on its consolidated financial position.

10. STOCK OPTION PLANS

         Incentive awards under the Company's stock option plans (the "Plans") which may be granted by the Board of Trustees include nonqualified or nonstatutory options to purchase Company shares and incentive stock options (collectively, "options"). The number of Shares available for issuance under the Plans is 5% of the number of outstanding Shares. Up to 500,000 Shares available under each Plan may be issued pursuant to incentive stock options. Trustees, officers and key employees of the Company or any other entity providing similar services to the Company and its officers, directors and key employees, and all persons retained by the Company solely as consultants are eligible to participate in the Plans. Such options expire 10 years after the date granted. One third of all options granted become exercisable at the end of each year following the date of issuance. Options to purchase 303,000 Shares were exercisable as of December 31, 1995.

         Information concerning option activity for the years 1995, 1994 and 1993 is as follows:


                                          Shares            Option Price
                                        ---------       --------------------
Outstanding at December 31, 1992          598,000       $16.625 to $29.00
   Granted . . . . . . . . . . . . . .    126,000       $26.375 to $34.00
   Exercised . . . . . . . . . . . . .     83,000       $16.625 to $27.625
   Expired . . . . . . . . . . . . . .     23,000       $26.375 to $27.625
                                        ---------

Outstanding at December 31, 1993          618,000       $16.625 to $34.00
   Granted . . . . . . . . . . . . . .     61,000       $32.375 to $33.00
   Exercised . . . . . . . . . . . . .     97,000       $18.750 to $33.125
   Expired . . . . . . . . . . . . . .     44,000       $33.00  to $33.625
                                        ---------
Outstanding at December 31, 1994          538,000       $16.625 to $34.00
   Granted . . . . . . . . . . . . . .  1,054,000       $30.125 to $30.25
   Exercised . . . . . . . . . . . . .    211,000       $16.625 to $33.00
   Expired . . . . . . . . . . . . . .     55,000       $30.125 to $34.00
                                        ---------
Outstanding at December 31, 1995        1,326,000       $16.625 to $34.00
                                        =========


         Financial Accounting Standards Board Statement No. 123 "Accounting for Stock Based Compensation" is effective for years beginning after December 15, 1995. The Company intends to adopt the disclosure requirements of this pronouncement during 1996 and is in the process of performing an analysis of the impact that its adoption will have on the financial statements. The Company does not believe the impact of this pronouncement on its financial position or results of operations will be material.

         The Company entered into a Split-Dollar Life Insurance Agreement with a trust established by the Chairman and Chief Executive Officer, pursuant to which the Company has agreed to advance policy premiums on life insurance policies paying a death benefit to the trust. The Company is entitled to reimbursement of the amounts advanced, without interest, which right is secured by an assignment of the life insurance policies and a promissory note of the Chairman in the amount of the excess, if any, of the premiums paid by the Company over the cash surrender value of the insurance policies.

11.      QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

         The following quarterly financial data summarizes the unaudited quarterly results for the years ended December 31, 1995 and 1994:
                                                                Quarter Ended
                                        -------------------------------------------------------------
                                        March 31        June 30         September 30      December 31
                                        --------        -------         ------------      -----------
1995                                                     (In thousands, except per Share amounts)
----
Revenues............................    $48,933         $52,437           $52,753           $55,246
Net income before extraordinary
  item..............................     24,183          30,929            31,702            33,158
Extraordinary item:
  Loss on prepayment of debt........          -               -            33,454                 -
Net income (loss)...................     24,183          30,929            (1,752)           33,158

Per Share:

Net income before
extraordinary item..................        .60             .63               .64               .65

Extraordinary item:
         Loss on prepayment of
           debt.....................          -               -               .68                 -

Net income (loss)...................        .60             .63              (.04)              .65



                                                                Quarter Ended
                                        -------------------------------------------------------------
1994                                    March 31        June 30         September 30      December 31
----                                    --------        -------         ------------      -----------
                                                 (In thousands, except per Share amounts)
Revenues............................    $40,995         $42,378           $43,158           $46,462
Net income..........................     17,705          19,008            19,817            23,930
Net income per Share................        .53             .56               .57               .62


12.      SUBSEQUENT EVENTS

         On January 10, 1996, the Board of Trustees of the Company declared a distribution of $.6875 per Share payable February 15, 1996, to shareholders of record on January 31, 1996. The distribution related to the period October 1, 1995 through December 31, 1995.